Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Hurco Companies, Inc. on (Form S-8 (Nos. 333-48204 and 333-149809) of our report dated January 12, 2009 on the consolidated financial statements and financial statement schedule as of October 31, 2008 and for the year ended October 31, 2008 which appears in this Form 10-K of Hurco Companies, Inc.

/s/ Crowe Horwath LLP

Indianapolis, Indiana
January 12, 2011

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